FOR IMMEDIATE RELEASE            For more information contact:

November 27, 2017                        Rodger A. McHargue at (812) 238-6000

First Financial Corporation Declares Semi-Annual Dividend

TERRE HAUTE, INDIANA - The directors of First Financial Corporation (NASDAQ: THFF) have declared a semi-annual dividend of 51 cents per share payable on January 15, 2018, to shareholders of record at the close of business January 8, 2018. Today’s declaration brings the total dividend declared in 2017 to $2.51 per share.

First Financial Corporation is the holding company for First Financial Bank N.A. in Indiana and Illinois and The Morris Plan Company of Terre Haute.